                                                                    Exhibit 32.2

                                      CERTIFICATION

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Stonepath Group, Inc. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: November 14, 2003                   By: /s/ Bohn H. Crain
                                          -------------------------------------
                                          Bohn H. Crain
                                          Chief Financial Officer and Treasurer

         This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

         A signed original of this written statement required by Section 906 has been provided to Stonepath Group, Inc. and will be retained by Stonepath Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.










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